     U.S. SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2004

COMMISSION FILE NUMBER: 000-28739

CELTRON INTERNATIONAL, INC.

      (Exact name of registrant as specified in its charter)

                Nevada

 91-1903590

-------------------------

---------------------------------

 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

563 Old Pretoria Road

Midrand, South Africa

S9 1658

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(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number: 2783-785-4584

 ______________________________________________________

     (Former name or former address, if changed since last report)

Section 1 Registrant’s Business Operations

Item 1. 01   Entry into a Material Definitive Agreement

On September 10, 2004, Celtron entered into an agreement with Knight Fuller, Inc., a Delaware corporation trading on the pink sheets under the symbol, “KNTF,” whereby, in exchange for 10,000,000 shares of Knight Fuller, Celtron disposed of 100% of the outstanding common shares of its wholly owned subsidiary, PayCell, Inc.  As a result of the transaction, PayCell has become the wholly owned subsidiary of Knight Fuller, Inc., and Knight Fuller has become the majority owned subsidiary of Celtron International, Inc.

Section 2 – Financial Information

Item 2.01 Completion or Acquisition or Disposition of Assets

On September 10, 2004, Knight Fuller signed an agreement to acquire 100% of the outstanding common shares of PayCell, Inc. from Celtron International, Inc., the parent company of PayCell, in exchange for 10,000,000 common shares of Knight Fuller, which resulted in Knight Fuller becoming a majority owned subsidiary of Celtron International.  PayCell’s assets, licensed from Celtron, consist of a license which entitles it to exploit technology owned by Celtron in North, Central and South America, as well as Asia and the Pacific Rim.  The technology consists of a mobile commerce solution which allows merchants to process credit card transactions over a cellular telephone, and online credit card processing and check guarantee services.  No funds were involved in the transaction, which was completed on September 13, 2004.

Section 8-Other Events

Item 8.01 Other Events

Change in Business Plan of Knight Fuller

The acquisition of PayCell created a new operating subsidiary for Knight Fuller, with the right to exploit technology in the North America, Central America, South America, Asia and Pacific Rim markets, resulting in a change of operations for Knight Fuller.  The overall goal of Knight Fuller’s business plan is to distribute and manage all of the products and services of Celtron International, Inc. in North, Central and South America, but, at the present time, it is concentrating on the first phase of the development of Celtron technology, which enables PayCell to provide mobile commerce platforms and solutions for a variety of mobile-based merchants and service providers.

In South Africa, we operate CreditPipe, an IT company providing internet, mobile commerce, e-commerce services and web development services to South Africa.  Knight Fuller’s plan is to establish an infrastructure similar to that which has been established by Celtron in South Africa, in order to exploit this technology in the North American, Central American and South American markets, as well as Asia and the Pacific Rim, in the following key areas:

Cellular-based services

  - Mobile commerce solution enabling merchants to process credit card and check payments by cellular phone (MobileCredit)

  - Bulk short messaging services

  - Custom tailored mobile solutions software development

Web Services

Full function e-commerce websites, which are pre-designed and coded, "ready made" websites, that a client only need supply with content, which are marketed under the trade names, "MySS"- "My Superstore" and "CATS"- "Catalog Store"

  - Internet access and hosting services

  - Custom tailored web application software and systems development

Our services are aimed at assisting clients by providing them with simple and cost effective services that will help in the improvement and expansion of their business.

For example a business person who requires a high level of mobility that excludes him or her from being able to accept credit card payments from clients because he or she cannot access a fixed telephone line with a "Speedpoint" type machine, by accepting credit card payments he can offer clients a more convenient payment means that also reduces his risks of cash theft or returned checks.

Products and Services

MobileCredit

MobileCredit targets customers that are mobile in nature and require credit card processing facilities.  The services are delivered via a number of interfaces and is managed centrally via the Internet.  Mobile Credit utilizes Wireless Internet Gateway technology that resides on a cellular telephone SIM card. This eliminates the need for any web-based banking service or Wireless Application Protocol. Users receive immediate transaction settlement in their bank account and confirmation is received in seconds via short messaging system protocol. Customers are protected from fraud by the Mail Order Telephone Order rule, which gives them the right to dispute a transaction that takes place in the absence of traditional credit card validation. The service is secure, and is available to subscribers at a discounted monthly subscription rate or non-subscribers pay regular transaction fees.  This service addresses some key business needs, such as when a merchant enters the credit card details into their mobile phone through a variety of methods. Each method provides a menu driven interface for the user to follow to enter the details.

Once the details have been entered they are transmitted to a processing switch. The acquiring bank then switches the transaction to the issuing bank via whichever mechanism is appropriate to the transaction. Once the authorization has been received, the transaction response is returned to the client. An imprint of the card is taken by the merchant to protect against charge-back queries.

CreditNet

CreditNet is the online credit card processing engine which will be provided to our customers.  A client can process credit card transactions, guarantee checks and manage their merchant account and additional terminals, which are additional mobile telephones or an "account" authorized to process credit card transactions.

Payment Gateway and shopping cart

The Payment Gateway and Shopping Cart are online facilities which allow existing website owners to process credit card transactions. The model provides for sites with HTML only interfaces to ASP (Active Server Pages) based SSL encrypted secure sites.

Key Personnel of PayCell

Bruce A. Brown has been the Chief Executive Officer and Board Chairman of PayCell since August 2004.  From 1996 to the present time, he has served as the President of Greenlee Capital Corp., an advisory and investment firm, during which time he has advised and consulted fund managers, entrepreneurs, private equity and money managers, public companies and banks.  From 1990 through 1995, he was president of a New York based consultant firm, focusing on mergers, acquisitions and private placements of debt and equity, consulting with clients such as Virign Atlantic Airways.  He holds a Bachelor in Science, Economics, from Northeastern University (1983).

Brandon Sandiford has been a director of PayCell since August 2004.  He is a founder of CreditPipe, and has served as Managing Director since its inception, with a special focus on sales and marketing. Since June 2001 Mr. Sandiford has been responsible for the development, coordination of new business strategies. From 1995 to 2000, he was employed by the Bryan Hatting Group, serving as Quality Resources and Sales Engineer, and then as Director. Mr. Sandiford received a Bachelor of Commerce Degree from Unisa, 1995.

Allen A. Harington, has been  a director of PayCell since August 2004.  He has also served as the Chief Executive Officer, Chairman, Secretary and Director of the Celtron International, Inc., since June 20, 2001. Since 1993, when he started his career in the technology arena he headed the formation of the company that was responsible for the design of the World's first real-time Credit Card Activated and Billed Cellular Telephone. Since then, he has been involved in the management, sourcing, design discussions and implementation of various technologies and products related to the cellular industry.

Neil Davis, has been director of PayCell since August 2004.  He is also a founder of CreditPipe, and has served as its Director and Chief Technical Officer since inception.  He is the designer of the product concepts, MySS and Mobilecredit. From 1999 through 2001, Mr. Davis was employed by IQ Business Group, where he headed “Webcommerce,” IQ’s ISP and hosting arm of its “IQ Works” subsidiary.  From 1995 through 1999, he served as the support manager for Interdoc and Medinet, medical software development companies.  From 1991 through 1994, Mr. Davis worked for Telkom, where he was trained on transmission, communication and carrier systems, including microwave and satellite systems.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

           (c)   Exhibits.

1.1

   PayCell Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2004

Celtron International, Inc.

     /s/ Allen Harington

_ _____________________________

By:  Allen Harington, President

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